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                                                                     EXHIBIT 3.2

                       LIMITED LIABILITY COMPANY AGREEMENT

                                       OF

                 AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC,

  A LIMITED LIABILITY COMPANY ORGANIZED UNDER THE LAWS OF THE STATE OF DELAWARE

                          Dated as of December 29, 2003

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                                TABLE OF CONTENTS

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                                                                             PAGE
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I. DEFINITIONS ............................................................   1
       1.1. Certain Definitions ...........................................   1

II. FORMATION .............................................................   1

       2.1. Formation .....................................................   1
       2.2. Name ..........................................................   2
       2.3. Purposes ......................................................   2
       2.4. Term ..........................................................   2
       2.5. Amendments to the Certificate, Qualification in Other States ..   2
       2.6. Principal Office ..............................................   2
       2.7. Registered Agent and Office ...................................   2

III. CAPITAL CONTRIBUTIONS AND LIABILITY ..................................   3
       3.1. Member Capital Contributions ..................................   3
       3.2. Member's Liability ............................................   3

IV. TITLE TO PROPERTY .....................................................   3
       4.1. Title to Property .............................................   3

V. MANAGEMENT OF COMPANY ..................................................   3
       5.1. Management ....................................................   3
       5.2. Officers ......................................................   3

VI. PROFITS AND LOSSES AND DISTRIBUTIONS ..................................   6
       6.1. Profits and Losses ............................................   6

VII. GOVERNING LAW ........................................................   6
       7.1. Governing Law .................................................   6

VIII. miscellaneous .......................................................   6
       8.1. Gaming Restrictions ...........................................   6
       8.2. Amendments ....................................................   6
       8.3. Captions, Exhibits ............................................   6
       8.4. Severability ..................................................   6
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      THIS LIMITED LIABILITY COMPANY AGREEMENT OF AMERICAN CASINO &
ENTERTAINMENT PROPERTIES LLC (the "Company"), is made effective for all purposes as of December 29, 2003 (the "Operating Agreement"), by American Entertainment Properties Corp., a Delaware corporation, as the sole member and manager of the Company ("Member").

                              W I T N E S S E T H:

      WHEREAS, the Company was formed on December 29, 2003 under the Delaware Limited Liability Company Act (the "Act"), pursuant to a Certificate of Formation filed with the Secretary of State of the State of Delaware on December 29, 2003, and the Member hereby adopts and ratifies the Certificate of Formation and all acts taken by the sole organizer in connection therewith;

      NOW, THEREFORE, for and in consideration of the premises and the agreements herein contained, the Member agrees as follows:

I.    DEFINITIONS

      1.1. Certain Definitions. Capitalized words and phrases used and not otherwise defined shall have the following meanings:

      "Delaware Act" shall mean the Delaware Limited Liability Company Act, 6 Del.C.Section 18-101 et seq., as amended and as may be amended , and any successor to such statute.

      "Gaming and Entertainment Properties" shall mean the properties owned by the entities which are the subject of the Membership Interest Purchase Agreement and the Contribution Agreement.

      "Membership Interest Purchase Agreement" shall mean the Membership Interest Purchase Agreement, dated as of January 5, 2004, by and among American Casino & Entertainment Properties LLC, a Delaware limited liability company, Starfire Holding Corporation, a Delaware corporation, and Carl C. Icahn, an individual.

      "Contribution Agreement" shall mean the Contribution Agreement, dated as of January 5, 2004, by and among American Real Estate Holdings Limited Partnership, a Delaware limited partnership, American Entertainment Properties, Corp., a Delaware corporation, American Casino & Entertainment Properties LLC, a Delaware limited liability company, and Stratosphere Corporation, a Delaware corporation.

II.   FORMATION

      2.1. Formation: The Member has formed the Company as a limited liability company under the Delaware Act, upon the terms of and subject to the conditions set forth in this Agreement, as amended from time to time, and further agrees that the rights, duties and liabilities of the Member shall be set forth in the Delaware Act, except as otherwise provided herein.

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      2.2. Name. The name of the Company is "American Casino & Entertainment
Properties LLC." All business and affairs of the Company shall be conducted solely under such name and all assets of the Company shall be held solely by the Company in such name.

      2.3. Purposes. The Company was formed for the object and purpose of acquiring, owning and operating the Gaming and Entertainment Properties and engaging in any and all activities necessary, advisable, convenient or incidental thereto, including the establishment, acquisition and operation of other gaming and entertainment properties.

      2.4. Term. The term of the Company commenced as of the date the Certificate of Formation was filed with the Secretary of State of the State of Delaware and shall thereafter exist in perpetuity, unless earlier dissolved in accordance with the Delaware Act or this Agreement.

      2.5. Amendments to the Certificate, Qualification in Other States. The Member, or anyone designated by the Member is hereby authorized to execute any amendments and/or restatements of the Certificate in accordance with the Delaware Act and cause the same to be filed in the office of the Secretary of State of the State of Delaware. The Member shall promptly execute and duly file with the proper offices in each state in which the Company may conduct the activities hereinafter authorized, one or more certificates as required by the laws of each state in order that the Company may lawfully conduct the business, purposes and activities herein authorized in each state and take any other action or measures necessary in such state or states for the Company to conduct such activities.

      2.6. Principal Office. The principal office of the Company shall be at 2000 Las Vegas Boulevard South, Las Vegas, Nevada 89104 or at such other place or places as may be designated by the Member.

      2.7. Registered Agent and Office. The name and address of the registered agent of the Company for service of process on the Company in the State of the Delaware is Corporation Service Company, 2711 Centerville Road, Suite 400, City of Wilmington, County of New Castle, Delaware 19808. The registered agent and the registered office of the Company may be changed from time to time by the Member.

III.  CAPITAL CONTRIBUTIONS AND LIABILITY

      3.1. Member Capital Contributions. The Member shall contribute $1.00 in exchange for 100 membership interests in the Company at a price of $.01 per membership interest. The Member shall not be required to make any additional capital contributions to the Company.

      3.2. Member's Liability. The liability of the Member, as such, shall be limited to the amount of capital contributions that it has made. The provisions of this Agreement are not intended to be for the benefit of any creditor or other person to whom any debts, liabilities, or obligations are owed by (or who otherwise has any claim against) the Company or the Member; and no such creditor or other person shall obtain any benefit from such provisions or shall, by reason of any such foregoing provision, make any claim in respect of any debt, liability, or obligation against the company or the Member.

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IV.   TITLE TO PROPERTY

      4.1. Title to Property. Title to any property, real or personal or tangible or intangible, owned by or leased to the Company shall be held in the name of the Company, or in the name of any nominee the Member may in its discretion designate.

V.    MANAGEMENT OF COMPANY

      5.1. Management. The business and affairs of the Company shall be conducted and managed solely by the Member. The Member has delegated its authority to manage the day-to-day business affairs of the Company to the officers and key employees of the Company as provided in Section 5.2 hereof.

      5.2. Officers.

            (a) The officers of the Company shall be chosen by the Member. There shall be a President and Chief Executive Officer, one or more Vice Presidents, a Secretary and a Treasurer, and there may be one or more Assistant Secretaries, and one or more Assistant Treasurers, as the may elect. Any number of offices may be held by the same person. Each officer of the Company shall hold office until his or her successor is chosen and qualified, or until his or her earlier resignation or removal. Any officer may be removed at any time with or without cause by the Member. The officers of the Company shall have the powers, duties and responsibilities set forth below, and may have such other powers, duties and responsibilities as may be set forth from time to time in one or more resolutions of the Member:

                  (i) President and Chief Executive Officer. The President and Chief Executive Officer (the "President") of the Company shall have all the duties of governing the Company. He or she shall, subject to the direction of the Member, have general charge and supervision of the business of the Company and shall perform such other duties as are incident to the office. Without limiting the generality of the foregoing, the President may sign and execute in the name of the Company all contracts, instruments, consents and other documents authorized by the Member.

                  (ii) Vice Presidents. Any Vice President shall perform such duties and possess such powers as the Member or the President may from time to time prescribe. In the event of the absence, inability or refusal to act of the President, the Vice President (or if there shall be more than one, the Vice Presidents in the order determined by the Member) shall perform the duties of the President and when so performing shall have all the powers of and be subject to all the restrictions upon the President. The Member may assign to any Vice President the title of Executive Vice President, Senior Vice President, Assistant Vice President or any other title selected by the Member. Without limiting the generality of the foregoing, any Vice President may sign and execute in the name of the Company all contracts, instruments, consents and other documents authorized by the Member.

                  (iii) Chief Financial Officer and Treasurer. The Chief Financial Officer and Treasurer (the "Treasurer") of the Company shall take care and custody of the funds

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      and securities of the Company; keep the books and accounts of the Company;
      render statements of the condition of the financing of the Company; and in general perform all the duties incident to the office of Treasurer, and such other duties as from time to time may be assigned by the Member. Unless such authority is limited by resolution of the Member, the Treasurer shall have the authority to sign and execute in the name of the Company all contracts, instruments, consents and other documents authorized by the Member.

                  (iv) Secretary. The Secretary shall give notice of all meetings of Members; keep true records of all actions taken and of all other proceedings; attest to such records after every meeting by his or her signature; and perform all duties incident to the office of Secretary, and such other duties as from time to time may be assigned to him or her by the Member.

The Member may also, by vote taken at a meeting or in a written consent in lieu of a meeting, designate and authorize any other employee or agent of the Company to sign and execute in the name of the Company any contracts, instruments, consents or other documents authorized by the Member.

      The initial officers of the Company shall be as follows:

            Richard P. Brown    President and Chie Executive Officer
            Denise Barton       Senior Vive President, Chief Financial
                                Officer, Treasurer and Secretary

      The initial key employees of the Company shall be as follows:

            Ronald Lurie        General Manager - Arizona Charlie's Decatur
            Bobby Ray Harris    General Manager - Stratosphere Operations
            Mark Majetich       General Manager - Arizona Charlie's Boulder

            (b) The Company shall indemnify the Member (and each of its officers, directors, stockholders, employees and agents), each officer and any other employee or agent designated pursuant to the last sentence of Section 5.2(e), whether or not then in office (and his or her executor, administrator, and heirs), against all reasonable expenses actually and necessarily incurred, including but not limited to judgments, costs, and counsel fees, in connection with the defense of any civil, criminal, or administrative action, suit, or proceeding to which it, he or she may have been or become a party because it, he or she is or was a Member or an officer of the Company or designated to action on behalf of the Company pursuant to Section 5.2(a). It, he or she shall have no right to reimbursement, however, in relation to matters as to which it, he or she is adjudicated to have engaged in willful misconduct, bad faith or gross negligence. The right to indemnity for expenses shall also apply to expenses of actions that are compromised or settled. The foregoing right of indemnification shall be in addition to, and not exclusive of, all other rights to which the Member, an officer or designated employee or agent may be entitled.

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            (c) Every agreement, instrument, certificate or other document executed by an officer or employee or agent designated pursuant to Section 5.2(a) of the Company on behalf of the Company shall be conclusive evidence in favor of every person relying thereon or claiming thereunder that, at the time of delivery thereof, (i) the Company was in existence, (ii) this Agreement had not been terminated or canceled or amended in any manner so as to restrict such authority, and (iii) the execution and delivery of such agreement, instrument, certificate or other document were duly authorized under this Agreement. Any person dealing with the Company may rely conclusively on the power and authority of the officers of the Company as set forth in this Agreement or in any designation made pursuant to Section 5.2(a). Any person dealing with the Company may rely conclusively on a certificate signed by any officer of the Company as to:

                  (i) who are the Members and officers of the Company;

                  (ii) the existence or nonexistence of any fact or facts which constitute conditions precedent to acts by the Member or in any other manner germane to the affairs of the Company;

                  (iii) who is authorized to execute and deliver any instrument or document on behalf of the Company;

                  (iv) the authenticity of any copy of this Agreement and amendments hereto; and/or

                  (v) any act or failure to act by the Company or as to any other matter whatsoever involving the Company or its assets and properties.

VI.   PROFITS AND LOSSES AND DISTRIBUTIONS

            6.1. Profits and Losses. All profits and losses of the Company shall be allocated to the Member and all cash which the Member, in its sole and absolute discretion, determines is available for distribution shall be distributed to the Member.

VII.  GOVERNING LAW.

            7.1. Governing Law. This Agreement and the rights of the parties hereto shall be interpreted in accordance with the laws of the State of Delaware without giving effect to principles of conflict of laws.

VIII. MISCELLANEOUS.

            8.1. Gaming Restrictions. The provisions of this Agreement are subject to applicable gaming laws and regulations. No membership interest in the Company may be issued or transferred, or person appointed or retained as a manager or officer of the Company, except in compliance with all applicable gaming laws and regulations. The Member shall not take any action, nor permit any manager or officer of the Company to take any action, under this

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Agreement which would require the prior approval of or notice to any gaming authorities without obtaining such approval or giving such notice.

            8.2. Amendments. Any amendment or supplement to this Agreement or the Certificate shall only be effective if in writing and signed by the Member.

            8.3. Captions, Exhibits. Article, section and other titles or captions contained in this Agreement are inserted only as a matter of convenience and for reference, and shall not be construed in any way to define, limit, extend or describe the scope of this Agreement or the intention of the provisions thereof. All exhibits annexed hereto are herewith expressly made a part of this Agreement, as fully as though completely set forth herein.

            8.4. Severability. Any provision of this Agreement which is invalid, illegal or unenforceable in any respect in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such invalidity, illegality, or unenforceability without in any way affecting the validity, legality, or enforceability of the remaining provisions hereof, and any such invalidity, illegality or unenforceability in any jurisdiction shall not invalidate or in any way affect the validity, legality, or enforceability of such provisions in any other jurisdiction.

                  [Remainder of page intentionally left blank.]

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            IN WITNESS WHEREOF, the undersigned has executed Limited Liability
Company Agreement of AMERICAN CASINO & ENTERTAINMENT PROPERTIES LLC as of the date and year first above written:

                                        THE MEMBER:

                                        AMERICAN ENTERTAINMENT
                                        PROPERTIES CORP.

                                        By: /s/ Richard P. Brown
                                            ------------------------------------
                                            Name:  Richard P. Brown
                                            Title: President and Chief
                                                   Executive Officer

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